NYXIO TECHNOLOGIES CORPORATION
2012 EQUITY INCENTIVE PLAN

1.         Purpose.  The purpose of this Nyxio Technologies Corporation 2012 Equity Incentive Plan (the “Plan”) is to assist Nyxio Technologies Corporation, a Nevada corporation (the “Company”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its Affiliates and Subsidiaries, by enabling these persons to acquire or increase a proprietary interest in the Company.  The Plan is intended to recognize the contributions made to the Company by such persons who provide services to the Company and/or its Affiliates and Subsidiaries, to provide such persons with additional incentive to devote themselves to the future success of the Company and/or its Affiliates and Subsidiaries, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depends.  Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company, and to align their interest with the interests of Company shareholders, through the receipt of rights to acquire equity interests in the Company and the issuance of Awards (as defined herein).  In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company and/or its Affiliates and Subsidiaries, to serve as directors and devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire equity interests in the Company.  Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company and/or its Affiliates and Subsidiaries.

2.         Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)         “Affiliate” means an entity which is not a Subsidiary, but in which the Company has an equity interest, provided, however, that no entity will be considered an Affiliate for purposes of an Award of Nonqualified Stock Options or SARs to an employee or director of, or consultant to, the entity unless the Stock would be considered “service recipient stock” within the meaning of Code Section 409A, in the context of such an Award.

(b)         “Award” means an award under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards granted under the Plan.

(c)         “Beneficiary” means the person(s), trust(s) or estate who or which by designation of the Participant in his or her most recent written beneficiary designation filed with the Company or by operation of law succeeds to the rights and obligations of the Participant under the Plan and Award agreement upon such Participant’s death.

(d)         “Board” means the Board of Directors of the Company.

(e)         “Cause” means, unless otherwise defined in an Award agreement or in an Employment Agreement:

(1)         the commission by the Participant of (A) a felony or (B) any serious crime involving fraud, dishonesty or breach of trust;

(2)         gross negligence or intentional misconduct by the Participant with respect to the Company or any affiliate thereof or in the performance of his duties to the Company or any affiliate thereof;

(3)          failure to follow a reasonable, lawful and specific direction of the President and CEO of the Company;

(4)         failure by the Participant to cooperate in any corporate investigation, or

(5)         breach by the Participant of any material provision of an employment agreement entered into between the Company or its subsidiaries and the Participant, which breach is not corrected by the Participant within ten (10) calendar days after receipt by the Participant of written notice from the Company or Affiliate of such breach.

For purposes of this definition, no act or failure to act by the Participant shall be considered “intentional” unless done or omitted to be done by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company or Affiliate.

(f)         “Change of Control” means the happening of any of the following events:

          (1)         The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the    then outstanding shares of Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (3) of this Section 2(f); or

   (2)  Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

 (3)  Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless, in each case following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation Company except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

 (4)  Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition: (i) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) less than 25% of, respectively, the then outstanding shares of common stock of such Company and the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such Company), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition; and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(g)         “Change of Control Price” means the greater of (A) the highest Fair Market Value of a share of Stock during the 60-day period ending on the date of the Change of Control, and (B) the highest price per share of Stock paid to holders of Stock in any transaction (or series of transactions) constituting or resulting from the Change of Control, provided, however, that, in the case of ISOs, unless the Committee otherwise provides, such price will be based only on transactions occurring on the date on which the ISOs are cashed out.

(h)         “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)         “Commission” means the Securities and Exchange Commission or any successor agency.

(j)         “Committee” means the Compensation Committee of the Board, if formed, and in the absence of one, shall mean the Board or its delegate.

(k)         “Common Stock” or “Stock” means the common stock of the Company, and such other securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 13(d) hereof.

(l)         “Company” means Nyxio Technologies Corporation or any successor thereto.

(m)   “Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to such entity, and any natural person, including an advisor, who is engaged by the Company or any Subsidiary, to render bona fide consulting or advisory services to such entity and who is compensated for the services.

(n)     “Director” means a member of the Board.

(o)         “Disability” or “Disabled” means the absence of the Participant from the Participant’s duties with the Company on a full time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Participant or the Participant’s legal representative.

(p)         “Effective Date” means February 28, 2012.

(q)         “Eligible Employee” means such employees of the Company and its Subsidiaries or Affiliates, including each Executive Officer and employees who may also be directors of the Company, that are selected by the Committee, in its sole discretion, from time to time to receive an Award under the Plan.  An employee on leave of absence may be considered as still in the employ of the Company, Subsidiary or Affiliate for purposes of eligibility for participation in the Plan.

(r)         “Employment Agreement” means, with respect to any Participant, any written agreement executed by the Participant and the Company, Subsidiary or Affiliate setting forth the specific terms and conditions of the Participant’s employment with the Company, Subsidiary or Affiliate.

(s)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t)         “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(u)         “Fair Market Value” means, on any date, the average of the opening and closing sales prices of the Common Stock on the exchange on which the Common Stock is traded on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.  In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A so that Awards of Nonqualified Stock Options or SARs granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.

 (v)         “Good Reason” means the Termination of Employment by the Participant for any of the following reasons, the occurrence of which has been properly noticed in writing and such “Good Reason” event has not been cured within ten (10) business days after Participant’s receipt of such written notice:

(1)         involuntary reduction in the Participant’s Base Salary unless such reduction occurs simultaneously with a reduction in officers’ salaries generally applicable on a company-wide basis;

(2)         involuntary discontinuance or reduction in bonus award opportunities for the Participant under the Company’s incentive or bonus plan unless a generally applicable company-wide reduction or elimination of all officers’ bonus awards occurs simultaneously with such discontinuance or reduction;

(3)         involuntary discontinuance of the Participant’s participation in any employee benefit plans maintained by the Company, Subsidiary or Affiliate unless such plans are discontinued by reason of law or loss of tax deductibility to the Company, Subsidiary or Affiliate with respect to contributions to such plans, or are discontinued as a matter of Company policy applied equally to all participants in such plans that are in the same classification of employees as the Participant;

(4)         failure to obtain an assumption of the Company’s, Subsidiary’s or Affiliate’s obligations under the Participant’s Employment Agreement by any successor to the Company, Subsidiary or Affiliate (as applicable), regardless of whether such entity becomes a successor as a result of a merger, consolidation, sale of assets, or other form of reorganization, except when the rights and obligations of the Company, Subsidiary or Affiliate under such Employment Agreement are vested in the successor by operation of law;

(5)         involuntary relocation of the Participant’s primary office as specified in the applicable Award agreement to a location more than fifty (50) miles from the location of that office; and

(6)         material reduction of the Participant’s duties in effect on the effective date of the Participant’s most current Employment Agreement, provided, however that a change in title or reporting line will not constitute Good Reason unless such change is coupled with a material reduction in the actual duties of the Participant.

(w)         “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(x)         “Management Objectives” means the measurable performance objective(s) for the Company or any Subsidiary, Affiliate or any unit, division, geographic region, or function thereof or any individual that may be established by the Committee for a Performance Period with respect to any performance-based Awards made under the Plan, including Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, Subsidiary, division, department, geographic region or function within the Company in which the Participant is employed.  The Management Objectives for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code will be based on one or more of the following criteria: earnings per share; total shareholder return; operating income; net income; cash flow; free cash flow; return on equity; return on capital; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; debt-to-capital ratio; stockholders’ equity per share; operating income as a percent of revenue; gross profit as a percent of revenue; selling, general and administrative expenses as a percent of revenue; operating cash flow; pre-tax profit; orders; revenue; customer value; or any of the foregoing criteria adjusted in a manner prescribed within the time permitted under Section 162(m) of the Code by the Committee (i) to exclude one or more specified components of the calculation thereof or (ii) to include one or more other specified items, including, but not limited to, exclusions under subsection (i) or inclusions under subsection (ii) designed to reflect changes during the Performance Period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

(y)         “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

(z)         “Option” means a right, granted to a Participant under Section 7 hereof, to purchase Common Stock at a specified price during specified time periods.

(aa)         “Other Stock-Based Award” means an Award made pursuant to Section 12.

                        (bb)         “Participant” means an Eligible Employee, Director or Consultant who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Employee, Director or Consultant.

(cc)         “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established by the Committee pursuant to Section 11 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(dd)         “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 11 of this Plan.

(ee)         “Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 11 of this Plan that has a value specified in the agreement evidencing the Award.

(ff)         “Plan” means Nyxio Technologies Corporation 2012 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

(gg)         “Restricted Stock” means Common Stock awarded to a Participant in accordance with the provisions of Section 9 of the Plan.

(hh)         “Restricted Stock Units” or “RSUs” means an Award made pursuant to Section 10 of this Plan of the right to receive shares of Common Stock at the end of a specified Restriction Period.

(ii)         “Spread Value” means, with respect to a share of Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(jj)         “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8.

(kk)         “Subsidiary” shall have the meaning set forth in Code Section 424(f).

(ll)         “Termination of Employment” means the voluntary or involuntary termination of a Participant’s employment with the Company or a Subsidiary or Affiliate or any reason, including death, Disability, or retirement.  With respect to an Eligible Employee who is such solely by virtue of his service on the Board, “Termination of Employment” means the Eligible Employee’s cessation of service on the Board.  The Committee, in it sole discretion, shall determine whether a Termination of Employment is a result of Disability, and shall determine whether military or other government or eleemosynary service constitutes a Termination of Employment.  To the extent necessary, “Termination of Employment” will be limited to those circumstances that constitute a “separation from service” within the meaning of Section 409A of the Code.

(mm)                  “Valuation Date” means each day on which the exchange on which the Common stock is actively traded is open for business.

3.         Administration.

(a)         Authority of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to: interpret the provisions of the Plan; select Eligible Employees, Directors and Consultants to become Participants; make Awards; determine the type, number and other terms and conditions of, and all other matters relating to, Awards; prescribe Award agreements (which need not be identical for each Participant); adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Except as otherwise determined by the Board, unless the context otherwise requires, all actions and determinations that the Plan contemplates that the Board may take may be taken by the Committee in its stead.

(b)         Manner of Exercise of Committee Authority.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, Affiliates, Subsidiaries, Participants, Beneficiaries, transferees under Section 13(c) hereof or other persons claiming rights from or through a Participant, and shareholders.  The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company, Affiliates or Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c)         Limitation of Liability.  The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.         Stock Subject to Plan.

(a)         Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 13(d) hereof, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 4,500,000, provided, however, that the total number of shares of Common Stock with respect to which ISOs may be granted shall not exceed 4,500,000.  Any shares of Common Stock delivered under the Plan shall consist of authorized and issued or unissued shares. Subject to the adjustments provided in Section 13(d) hereof, no contraction of the number of shares of Common Stock outstanding will affect the validity or enforceability of any Awards then outstanding.

 (b)         Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under the Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Options.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)         Availability of Shares Not Delivered under Awards.  Shares of Common Stock subject to an Award under the Plan which Award is canceled, expired, forfeited or otherwise terminated without a delivery of shares to the Participant or with the return to the Company of shares previously delivered, including the number of shares surrendered in payment of any taxes relating to any Award, hereof will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.  Notwithstanding the foregoing, (i) shares of Stock tendered in payment of the exercise price of an Option, (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock that are repurchased by the Company on the open market with the proceeds of the exercise of an Option, may not again be available for issuance in connection with Awards under the Plan.  Also notwithstanding the foregoing, if the Spread Value of a SAR is paid in shares of Stock, the shares representing the excess, if any, of (a) the number of shares of Stock subject to the SAR over (b) the number of shares of Stock delivered in payment of the Spread Value may not again be available for issuance in connection with Awards under the Plan.

5.         Eligibility.  Awards may be granted under the Plan to Eligible Employees, Directors and Consultants.

6.         Awards – General Terms and Limitations.

(a)         Awards Granted at Fair Market Value.  The exercise price of an Option and the grant price of a SAR may not be less than 100% of the Fair Market Value on the date of grant.  In addition, to the extent that the value of an Other Stock-Based Award is based on Spread Value, the grant price for the Other Stock-Based Award may not be less than 100% of the Fair Market Value on the date of grant.  Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any Subsidiary or Affiliate of the Company is a surviving corporation, the Committee may grant Options, SARs or Other Stock-Based Awards in substitution for similar awards granted under a plan of another party to the transaction, and in such case the exercise price or grant price of the substituted Options, SARs or Other Stock-Based Awards granted by the Company may equal or exceed 100% of the Fair Market Value on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option, stock appreciation right or other award being replaced, with the adjusted exercise price determined in accordance with the requirements of Section 409A of the Code (in the case of a Nonqualified Stock Option) or Section 425 of the Code (in the case of an Incentive Stock Option).

(b)         Annual Award Limitation.  The total number of Restricted Stock, RSUs and other shares of Stock subject to or underlying Options, SARs, Performance Shares, Performance Units and Other Stock-Based Awards awarded to any Participant during any year may not exceed 500,000 shares.  A Performance Share or Performance Unit paid to a Participant with respect to any Performance Period may not exceed $250,000 times the number of years in the Performance Period.

(c)         Performance-Based Awards.  In the discretion of the Committee, any Award granted pursuant to the Plan may be designated as a performance-based award intended to qualify, through the application of Management Objectives over a specified Performance Period, as “performance-based compensation” within the meaning, and in accordance with the provisions, of Code Section 162(m).

7.         Terms of Options.

(a)         General.  Options may be granted on the terms and conditions set forth in this Section 7.  In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of the Participant’s Termination of Employment and terms permitting a Participant to make elections relating to his or her Option.  Options granted under the Plan will be in the form of Incentive Stock Options or Nonqualified Stock Options.  The Committee shall (subject to Section 13(i)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan.

(b)         Specific Terms of Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(1)         Exercise Price.  The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option.

(2)         Vesting.  Each Participant shall acquire a nonforfeitable right to Options awarded to him in accordance with the provisions of the agreement evidencing the Award of the Options.

(3)         Time and Method of Exercise.  The Committee shall determine, at the date of grant or thereafter, the time(s) at which or the circumstances under which an Option may be exercised in whole or in part (including based on completion of future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Common Stock held for more than six months, and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants.  The specific circumstances under which a Participant may exercise an Option will be set forth in the agreement evidencing the Award of the Option to the Participant.

(4)         ISOs.  Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of grant, that the Option is an ISO under Section 422 of the Code.  ISOs may be granted only to those Eligible Employees who are entitled to acquire incentive stock options from the Company under Code Section 422. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.  If any provision of the Plan or any Option designated by the Committee as an ISO shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (1) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (2) all other provisions of the Plan and the Award agreement shall remain in full force and effect.  An Option granted under the Plan will be an ISO only if the agreement evidencing the award of the Option specifically states that the Option is to be an ISO; if the Agreement does not so state, the Option will be a Nonqualified Stock Option.  In addition, an Option may be an ISO only if it is awarded within ten years after the Effective Date.

(5)         Term of Options.  Options will terminate after the first to occur of the following:

(i)         Expiration of the Option as provided in the applicable Award agreement as determined by the Committee;

(ii)         Termination of the Option Award, as provided for in Section 7(b)(7), following the Participant’s Termination of Employment; or

(iii)         Ten years from the date of grant.

(6)         Acceleration/Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Option prior to the time such Option would otherwise vest under the terms of the applicable Award agreement.  In addition, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted under the Plan to be exercised after its termination date described in Section 7(b)(7), but in no event later than the last day of the term of the Option as set forth in the applicable Award agreement.  Notwithstanding the foregoing, the Committee will not extend the exercise period of any Option to the extent that the extension would cause the Option to be considered nonqualified deferred compensation subject to the provisions of Section 409A.

(7)         Exercise of Options Upon Termination of Employment, Death or Disability.  Except as otherwise provided in this Section 7(b)(7) or in Section 7(b)(6), or as otherwise expressly provided in a Participant’s Award agreement as authorized by the Committee, the right of the Participant to exercise Options shall terminate upon the Participant’s Termination of Employment, regardless of whether or not the Options were vested in whole or in part on the date of Termination of Employment.

(i)         Termination of Employment.  Any Option or portion thereof that is not exercisable on the date of a Participant’s Termination of Employment shall immediately expire, and any Option or portion thereof which is exercisable on the date of such Termination of Employment may be exercised during a three-month period after such date (after which period the Option shall expire), but in no event may the Option be exercised after its expiration under the terms of the Award agreement.  Notwithstanding the foregoing, if the Participant’s Termination of Employment is by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then any Option or unexercised portion thereof granted to said Participant shall immediately expire upon such Termination of Employment.

(ii)  Disability or Death of Participant.  In the event of the Disability or death of a Participant under the Plan while the Participant is employed by the Company or an Affiliate, any Option or portion thereof which is not exercisable on the date of such Disability or death shall immediately expire, and any Option or portion thereof which is exercisable on the date of such Disability or death may be exercised at any time from time to time, within a one-year period after the date of such Disability or death, by the Participant, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution (after which period the Option will expire), but in no event may the Option be exercised after its expiration under the terms of the Award agreement, and provided that an exercise of an Incentive Stock Option later than three months after the date of the Participant’s death shall be treated as the exercise of a Nonqualified Stock Option..

8.         Terms of Stock Appreciation Rights.

(a)
General.  A SAR represents the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised.  The grant price of a SAR and all other applicable terms and conditions will be established by the Committee in its sole discretion and will be set forth in the applicable Award agreement.  Subject to the terms of the applicable Award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to the Company, but in no event will a SAR be exercisable later than the tenth anniversary of the date on which it was granted.

(b)	Specific Terms of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(1)	Term of SARs. SARs will terminate after the first to occur of the following:

(i)	Expiration of the SAR as provided in the applicable Award agreement as determined by the Committee;

(ii)	Termination of the SAR Award, as provided for in Section 8(b)(2), following the Participant’s Termination of Employment; or

(iii)	Ten years from the date of grant.

(2)
Exercise of Stock Appreciation Rights Upon Termination of Employment, Death or Disability.  Except as otherwise provided in this Section 8(b)(2), or as otherwise expressly provided in a Participant’s Award agreement as authorized by the Committee, the right of the Participant to exercise the SAR shall terminate upon the Participant’s Termination of Employment, regardless of whether or not the SAR was vested in whole or in part on the date of Termination of Employment.

(i)
Termination of Employment.  Any SAR or portion thereof that is not exercisable on the date of a Participant’s Termination of Employment shall immediately expire, and any SAR or portion thereof which is exercisable on the date of such Termination of Employment may be exercised during a three-month period after such date (after which period the SAR shall expire), but in no event may the SAR be exercised after its expiration under the terms of the Award agreement.  Notwithstanding the foregoing, if the Participant’s Termination of Employment is by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then any SAR or unexercised portion thereof granted to said Participant shall immediately expire upon such Termination of Employment.

(ii)
Disability or Death of Participant.  In the event of the Disability or death of a Participant under the Plan while the Participant is employed by the Company or an Affiliate, any SAR or portion thereof which is not exercisable on the date of such Disability or death shall immediately expire, and any SAR or portion thereof that is exercisable on the date of such Disability or death may be exercised at any time from time to time, within a one-year period after the date of such Disability or death, by the Participant, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the SAR shall pass by will or the laws of descent and distribution (after which period the SAR will expire), but in no event may the SAR be exercised after is expiration under the terms of the Award agreement.

9.         Terms of Restricted Stock Awards.

(a)         General.  Shares of Restricted Stock may be granted on the terms and conditions set forth in this Section 9.  In addition, the Committee may impose on any Award of Restricted Stock, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of shares of Restricted Stock in the event of the Participant’s Termination of Employment and terms permitting a Participant to make elections relating to his or her shares of Restricted Stock.  The Committee shall (subject to Section 13(i)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award of shares of Restricted Stock that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Oregon law, no consideration other than services may be required for the grant of any shares of Restricted Stock.

(b)         Vesting.  Each Participant shall acquire a nonforfeitable right to shares of Restricted Stock awarded to him in accordance with the provisions of the agreement evidencing the Award of the Restricted Stock.

(c)         Ownership Rights.  Subject to the terms of the Plan, to divestment based on the forfeiture restrictions applying to an Award of Restricted Stock and to the other terms of the Award agreement, (i) Restricted Stock granted pursuant to an Award shall for all purposes be issued and outstanding shares of Common Stock, and (ii) the Participant shall be the record owner of the Restricted Stock granted by the Award, shall have the right to vote the Restricted Stock as Common Stock on any matter upon which holders of Common Stock are entitled to vote, and shall be entitled to dividends and distributions on the Restricted Stock which are payable with respect to outstanding shares of Common Stock.

10.        Terms of Restricted Stock Units.

(a)         Agreement to Grant Stock.  Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(b)         Exercise Price.  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value at the date of grant.

(c)         Restrictions.  Each such grant or sale shall be subject to such forfeiture and other restrictions as may be determined by the Board at the date of grant, and may provide for the lapse or other modification of such restrictions in the event of a Change of Control.

(d)         Voting and Dividend Rights.  While and to the extent that forfeiture restrictions apply to an Award, the Participant shall have no right to transfer any rights under his or her Award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on the shares underlying such units on either a current or deferred or contingent basis, either in cash, in additional shares of Common Stock, or in other rights or property.

11.        Performance Shares and Performance Units.

(a)         Agreement to Grant Units.  Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b)         Performance Periods.  The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time commencing with the date of grant as shall be determined by the Board on the date of grant.

(c)         Specification of Performance Goals.  Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)         Time and Form of Payment.  Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)         Limitations on Awards.  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.  Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the date of grant.

(f)         Dividend Equivalents.  The Board may, at or after the date of grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash, in additional shares of Common Stock or in other rights or property.

12.        Other Stock-Based Awards.

(a)         Other Stock-Based Awards.  The Committee may grant Awards, other than Options, SARs, Restricted Stock, RSUs, Performance Shares or Performance Units, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to Stock.  The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this Section 12 and all other terms and conditions applicable to the awards will be determined by the Committee in its sole discretion and will be set forth in the applicable Award agreement.

13.        General Provisions.

(a)         Change of Control.  Notwithstanding any provision of the Plan to the contrary and unless otherwise provided in the applicable Award agreement, in the event of any Change of Control:

(1)         Any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option without regard to any Termination of Employment, subject only to (A) applicable restrictions set forth in Section 13(b) and (c) hereof and (B) the Board’s right to cancel all Options and, if an Option in the Board’s judgment has value based on its exercise price, provide for a payment of the aggregate spread in the cancelled Options.  In addition, a Participant who is an Executive Officer of the Company and whose employment is involuntarily terminated by the Company within 60 days after a Change of Control will be permitted to surrender for cancellation within 60 days after the Change of Control any Option or portion of an Option to the extent not exercised and to receive a payment of shares of Stock having an aggregate Fair Market Value on the date the Participant surrenders the Option equal to the excess, if any, of (A) the Change of Control Price, over (B) the exercise price of the Option.  The provisions of this Section 13(a)(1) will not be applicable to any Options granted to a Participant if the Change of Control results from the Participant’s beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities;

(2)         Any SARs outstanding as of the date the Change of Control occurs will become fully vested and will be exercisable in accordance with procedures established by the Committee.  The provisions of this Section 13(a)(2) will not be applicable to any SARs granted to a Participant if the Change of Control results from the Participant’s beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities;

(3)         Any restrictions and other conditions applicable to any Restricted Stock or Restricted Stock Units held by the Participant will lapse and such Restricted Stock or Restricted Stock Units will become fully vested as of the date of the Change of Control;

(4)         Any Performance Shares or Performance Units held by the Participant relating to Performance Periods before the Performance Period in which the Change of Control occurs that have been earned but not paid will become immediately payable in cash.  In addition, any Performance Shares or Performance Units awarded to a Participant for a Performance Period that has not been completed at the time of the Change of Control will be deemed satisfied at the target level for the Performance Period, and payment with respect to the Performance Shares or Performance Units will be made in cash upon the Change of Control.  Notwithstanding the foregoing, if the Committee in its sole discretion determines that any Performance Shares or Performance Units awarded would be considered nonqualified deferred compensation within the meaning of Section 409A of the Code, and if the Change of Control would not be considered a “change in control” for purposes of Section 409A of the Code, then a Participant’s entitlement to payment with respect to the Performance Shares or Performance Units will be determined as described above in Section 13(a)(4), but payment with respect to such Performance Shares or Performance Units will be made on the date originally scheduled for payment or, if earlier, upon the Participant’s Termination of Employment; and

(5)         Any Other Stock-Based Awards that vest solely on the basis of the passage of time will be treated in connection with a Change of Control in the same manner as are Awards of Restricted Shares and RSUs, as described in Section 13(a)(3) above.  Other Stock-Based Awards that vest on the basis of satisfaction of performance criteria will be treated in connection with a Change of Control in the same manner as are Performance Shares and Performance Units, as described in Section 13(a)(4) above, except that payment will be made only in shares of Stock.  Notwithstanding the foregoing, if the committee in its sole discretion determines that any Other Stock-Based Award would be considered nonqualified deferred compensation within the meaning of Section 409A of the Code, and if the Change of Control would not be considered a “change in control” for purposes of Section 409A of the Code, then a Participant’s entitlement to payment with respect to the Other Stock-Based Award will be determined as described above in this Section 13(a)(5), but payment with respect to such Other Stock-Based Award will be made on the date originally scheduled for payment, or, if earlier, upon the Participant’s Termination of Employment.

(b)          Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company may in the future be listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(c)         Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and Options, SARs or Other Stock-Based Awards that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options (other than ISOs), SARs and Other Stock-Based Awards may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, SAR, or Other Stock Based Award but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option, SAR or Other Stock-Based Award agreement (subject to any terms and conditions which the Committee may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(d)         Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), capital contribution, recapitalization, forward or reverse split, reorganization, merger, acquisition, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and kind of shares of Common Stock which may be delivered in connection with Awards granted thereafter, (2)  the number and kind of shares of Common Stock subject to or deliverable in respect of Awards and (3) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award.  In addition, the Committee is authorized to make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Committee deems equitable in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, Subsidiary or any business unit, or the financial statements of the Company or Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(e)         Payments and Payment Deferrals.  Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee may determine, and with such restrictions as it may impose.  The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish.  It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Stock equivalents.  Notwithstanding the foregoing, no action will be taken or authorized pursuant to this Section 13(e) to the extent that it would violate the requirements of Section 409A of the Code or cause any Award of Options or SARs to be considered to provide for the deferral of compensation within the meaning of Section 409A of the Code.

The Committee may require that each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof.  The certificates for such shares may include any legend that the committee deems appropriate to reflect any restrictions on transfer.  All certificates for shares of Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)         Award Agreements.  Each Award under the Plan will be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee or otherwise provided under the Plan) that sets forth the terms, conditions and limitations for each Award.  Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event of the recipient’s Termination of Employment.  The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an outstanding Award without the Award recipient’s consent.

(g)         Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h)         Taxes.  The Company and any Affiliate or Subsidiary is authorized to withhold from any payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations (not to exceed the minimum statutorily required tax withholding), either on a mandatory or elective basis in the discretion of the Committee.

(i)         Changes to the Plan and Awards.  The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award agreement, no such Board action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Award.  Except as otherwise provided in the Plan, the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award agreement, no Committee action may materially and adversely affect the rights of such Participant under such Award.

(j)         Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Employee’s or Participant’s employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Option or an Award of Restricted Stock.  To the extent that an employee of a Subsidiary or Affiliate receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the employee’s employer or that the employee has an employment relationship with the Company.

(k)         Provisions Held Invalid or Unenforceable.  If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect the remaining parts of the Plan, and the Plan will be enforced and construed as if such provision had not been included.

(l)         Nonexclusivity of the Plan.  The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Company and its subsidiaries as it may deem desirable.

(m)         Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of a share of Common Stock, Option or SAR with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.

(n)         Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Oregon law, without giving effect to principles of conflicts of laws, and applicable federal law.

(o)         Plan Effective Date.  The Plan has been adopted by the Board and the shareholders of the Company as of the Effective Date.

(p)         Last Grant Date.  No Award may be granted under the Plan after February 28, 2022

(q)         Unfunded Status of Plan.  It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver stock or make payments; however, unless the Committee otherwise determines, the structure of such trusts or other arrangements must be consistent with the “unfunded” status of the Plan.